AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION ON JULY 15, 1994                          REGISTRATION NO. 33-_______

                       SECURITIES AND EXCHANGE COMMISION
                             WASHINGTON, D.C. 10549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  SAFEWAY INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                          94-3019135
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)


                           FOURTH AND JACKSON STREETS
                           OAKLAND, CALIFORNIA 94660
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                  EMPLOYEE STOCK PURCHASE PLAN OF SAFEWAY INC.
                              (FULL TITLE OF PLAN)

                                MICHAEL C. ROSS
                        SENIOR VICE PRESIDENT, SECRETARY
                              AND GENERAL COUNSEL
                                  SAFEWAY INC.
                           FOURTH AND JACKSON STREETS
                           OAKLAND, CALIFORNIA 94660
                                 (510) 891-3000

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                              SCOTT R. HABER, ESQ.
                                LATHAM & WATKINS
                       505 MONTGOMERY STREET, SUITE 1900
                            SAN FRANCISCO, CA 94111
                                 (415) 391-0600

                        CALCULATION OF REGISTRATION FEE

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
                                                                        PROPOSED
                             AMOUNT               PROPOSED               MAXIMUM
TITLE OF EACH CLASS         OF SHARES             MAXIMUM               AGGREGATE             AMOUNT OF
OF SECURITIES TO BE          TO BE             OFFERING PRICE           OFFERING            REGISTRATION
   REGISTERED (1)          REGISTERED            PER SHARE              PRICE (2)                FEE
- -------------------        ----------          --------------           ---------           ------------
    COMMON STOCK           2,500,000              $26.125              $65,312,500           $22,521.71
   $.01 PAR VALUE

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Employee Stock Purchase Plan of Safeway Inc. described herein.

(2) Pursuant to Rule 457 the proposed maximum aggregate offering price is $65,312,500 which equals the aggregate number of shares of Common Stock being registered in connection with the Employee Stock Purchase Plan of Safeway Inc. multiplied by the average of the high and low sales price of Common Stock, as reported on the New York Stock Exchange on July 12, 1994.

                                _______________

                                     PART I

ITEM 1.      PLAN INFORMATION

             Not required to be filed with this Registration Statement.

ITEM 2.      REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

             Not required to be filed with this Registration Statement.

                                    PART II

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by Safeway Inc., a Delaware corporation (the "Company") are incorporated as of their respective dates in this Registration Statement by reference:

         A. The Company's Annual Report on Form 10-K for the fiscal year ended January 1, 1994.

         B. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 26, 1994.

         C. All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since January 1, 1994.

         D. Description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 20, 1990, including the amendment on Form 8 dated March 26, 1990.

             All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constituted a part of this Registration Statement.

ITEM 4.      DESCRIPTION OF SECURITIES

             Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL

             Not applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             As permitted by the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders), or (iv) for any transaction for which a director derives an improper personal benefit. In addition, Section 145 of the Delaware General Corporation Law and Article III, Section 13 of the Company's By-Laws, under certain circumstances, provide for the indemnification of the Company's officers, directors, employees and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to Article III, Section 13 of the Company's By-Laws.

             In general, any officer, director, employee or agent will be indemnified against expenses including attorneys' fees, fines, settlements or judgments which were actually and reasonably incurred in connection with a legal proceeding, other than one brought by or on behalf of the Company, to which he was a party as a result of such relationship, if he acted in good faith, and in the manner he believed to be in or not opposed to the Company's best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the action is brought by or on behalf of the Company, the person to be indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company's best interest. No indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware, or the court in which such action was brought, determines upon application that, despite adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

             Any indemnification under the previous paragraphs (unless ordered by a court) will be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination will be made (i) by the Board of Directors by a majority vote of a quorum of disinterested directors who were not parties to such action, (ii) if such quorum is not obtainable or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders. To the extent that a director, officer, employee or agent of the Company is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the previous paragraph, he will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

             Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company as authorized by the By- Laws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

             The indemnification and advancement of expenses provided by, or granted pursuant to, Section 13 of the By-Laws is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

If a claim for indemnification or payment of expenses under Section 13 of the By-Laws is not paid in full within ninety (90) days after a written claim therefor has been received by the Company the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Company has the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

             The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of Section 13 of the By-Laws. The Board of Directors may authorize the Company to enter into a contract with any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than those provided for in Section 13 of the By-Laws.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED

             Not applicable.

ITEM 8.      EXHIBITS

             4.1.         Employee Stock Purchase Plan of Safeway Inc.

             23.1.        Consent of Deloitte & Touche

             24.          Power of Attorney (Page 6)

ITEM 9.      UNDERTAKINGS

       (a)   The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
             Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registration pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oakland, California on July 15, 1994.

                                       SAFEWAY INC.

                                       By:         F.J. DALE
                                            ______________________________
                                            Name:  F.J. DALE
                                            Title: Group Vice President-Finance

                      POWER OF ATTORNEY TO SIGN AMENDMENTS

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Michael C. Ross and Julian C. Day, and each acting alone, as attorneys-in-fact, with full power of substitution, to sign on his or her behalf, individually and in such capacity stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.

                 Signature                            Title                                Date
                 ---------                            -----                                ----
                 PETER A. MAGOWAN
                 ____________________________         Chairman of the Board of Directors   July 15, 1994
                 Peter A. Magowan

                 STEVEN A. BURD
                 ____________________________         President, Chief Executive Officer   July 15, 1994
                 Steven A. Burd                       and Director

                 JULIAN C. DAY
                 ____________________________         Executive Vice President and Chief   July 15, 1994
                 Julian C. Day                        Financial Officer

                 F.J. DALE
                 ____________________________         Group Vice President - Finance       July 15, 1994
                 F. J. Dale                           (Principal Accounting Officer)

                 SAM GINN
                 ____________________________         Director                             July 15, 1994
                 Sam Ginn

                 JAMES H. GREENE, JR.
                 ____________________________         Director                             July 15, 1994
                 James H. Greene, Jr.

                 PAUL HAZEN
                 ____________________________         Director                             July 15, 1994
                 Paul Hazen

                 HENRY R. KRAVIS
                 ____________________________         Director                             July 15, 1994
                 Henry R. Kravis

                 ROBERT I. MacDONNELL
                 ____________________________         Director                             July 15, 1994
                 Robert I. MacDonnell

                 GEORGE R. ROBERTS
                 ____________________________         Director                             July 15, 1994
                 George R. Roberts

                 MICHAEL T. TOKARZ
                 ____________________________         Director                             July 15, 1994
                 Michael T. Tokarz
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